Exhibit 12.1

1345 AVENUE OF THE AMERICAS, 11th FLOOR NEW YORK, NEW YORK 10105 TELEPHONE: (212) 370-1300 FACSIMILE: (212) 370-7889 www.egsllp.com

[____], 2020

Fig Publishing, Inc.

335 Madison Avenue, Suite 7E

New York, NY 10017

Re:	Fig Gaming Shares – Digital Eclipse, offered pursuant to Offering Statement on Form 1-A

Ladies and Gentlemen:

We have acted as counsel to Fig Publishing, Inc., a Delaware corporation (the “Company”), in connection with the Company’s offering and sale of up to 10,000 shares of a particular series of the Company’s non-voting preferred stock, par value $0.0001 per share, designated as “Fig Gaming Shares – Digital Eclipse” (the “Fig Gaming Shares”), which Fig Gaming Shares are the subject of the Company’s Offering Statement on Form 1-A (No. _______) (as amended, the “Offering Statement”) filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) pursuant to Regulation A under the Securities Act of 1933, as amended (the “Securities Act”).

In connection with the opinions expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of such opinion, including, without limitation: (i) the Offering Statement and related offering circular; (ii) the certificate of incorporation, certificate of designations for the Fig Gaming Shares and bylaws of the Company, each as amended to date; (iii) the resolutions adopted by the board of directors of the Company or authorized committees thereof (either at meetings or by unanimous written consent) authorizing the issuance and sale of the Fig Gaming Shares; and (iv) such other documents, records and matters of law as we have deemed necessary or appropriate for purposes of this opinion. In our examination of such documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies, the authenticity of the originals of such documents and the legal competence of all signatories to such documents.

Based on the foregoing, and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that the Fig Gaming Shares, when issued and paid for in the manner described in the Offering Statement, will be duly authorized, validly issued, fully paid and non-assessable.

The opinions expressed herein are limited to the laws of the General Corporation Law of the State of Delaware and the laws of the State of New York, as currently in effect, and no opinion is expressed with respect to any other laws or any effect that any such other laws may have on the opinions expressed herein.

This opinion letter has been prepared, and is to be understood, in accordance with the customary practice of lawyers who regularly give and regularly advise recipients regarding opinions of this kind, is limited to the matters expressly stated herein and is provided solely for purposes of complying with the requirements of the Securities Act, and no opinions may be inferred or implied beyond the matters expressly stated herein. The opinions expressed herein are rendered and speak only as of the date hereof and we specifically disclaim any responsibility to update such opinions subsequent to the date hereof or to advise you of subsequent developments affecting such opinions.

We hereby consent to the filing of this opinion as an exhibit to the Offering Statement and each amendment thereto that relates to the offer of the Fig Gaming Shares and to the reference to our firm under the caption “Legal Matters” in the offering circular constituting a part of the Offering Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. We assume no obligation to update or supplement any of the opinions set forth herein to reflect any changes of law or fact that may occur following the date hereof.

Very truly yours,